EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Switz, James G. Mathews and Jeffrey D. Pflaum, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to the offer and sale of up to 100,000 shares of common stock, $.20 par value per share, of ADC Telecommunications, Inc. pursuant to ADCInvestDirect, a direct stock purchase plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 19th day of December, 2008, by the following persons:

Signature	Title

/s/ Robert E. Switz	President, Chief Executive Officer and Chairman
Robert E. Switz	(principal executive officer)

/s/ James G. Mathews	Vice President, Chief Financial Officer
James G. Mathews	(principal financial officer)

/s/ Steven G. Nemitz	Vice President, Controller
Steven G. Nemitz	(principal accounting officer)

/s/ John A. Blanchard, III	Director
John A. Blanchard, III

/s/ John J. Boyle, III	Director
John J. Boyle, III

/s/ Mickey P. Foret	Director
Mickey P. Foret

/s/ J. Kevin Gilligan	Independent Lead Director
J. Kevin Gilligan

/s/ Lois M. Martin	Director
Lois M. Martin

Signature	Title

/s/ Krish A. Prabhu	Director
Krish A. Prabhu, Ph.D.

/s/ John E. Rehfeld	Director
John E. Rehfeld

/s/ David A. Roberts	Director
David A. Roberts

/s/ William R. Spivey	Director
William R. Spivey, Ph.D.

/s/ Larry W. Wangberg	Director
Larry W. Wangberg

/s/ John D. Wunsch	Director
John D. Wunsch